March 1, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by The Vantagepoint Funds (the "Funds") (copy attached), which we understand will be filed with the Commission, pursuant to
Item 77K of Form N-SAR, as part of the Funds' Form N-SAR report for the period ended December 31, 2001. We agree with the statements concerning our Firm in such Form N-SAR. We have no basis to agree or disagree with the Funds' statements regarding Deloitte & Touche LLP.

Very truly yours,

PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP